CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration No. 333-42133) of Ingersoll-Rand Company Limited of our report dated June 16, 2006 relating to the financial statements of Ingersoll-Rand Employee Savings Plan, which appears in this Form 11-K.

/s/ Cherry, Bekaert & Holland LLP
Cherry, Bekaert & Holland LLP
Charlotte, North Carolina
June 19, 2006